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                                                                    Exhibit 10.9
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                 SENIOR EXECUTIVE POLYONE ANNUAL INCENTIVE PLAN


         1. PURPOSE. The Senior Executive PolyOne Annual Incentive Plan (the "PolyOne AIP") has been established to provide opportunities to certain key executive personnel to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary, and for their contributions to strong performance of the Company. The PolyOne AIP is designed to provide a competitive level of performance-based incentive compensation when all relevant performance objectives are achieved.

         2. ADMINISTRATION. The PolyOne AIP will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to interpret the PolyOne AIP and to establish and maintain guidelines necessary or desirable for the administration of the PolyOne AIP. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the PolyOne AIP. The Committee may delegate to the Chief Executive Officer or other officers, subject to such terms as the Committee shall determine, authority to perform such functions, including administrative functions, except that the Committee shall retain exclusive authority to determine matters relating to awards to the Chief Executive Officer and other key executive personnel that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code").

         3. ELIGIBILITY.

         (a) Participation in the PolyOne AIP will be limited to those key executive personnel selected by the Committee who have the potential to influence significantly and positively the performance of the Company.

         (b) To be eligible for participation in any particular year during the term of the PolyOne AIP (a "Plan Year"), a key executive must have assumed the duties of an incentive-eligible position and have been selected for participation in the PolyOne AIP within 90 days of the commencement of the applicable Plan Year. The foregoing and other provisions of the PolyOne AIP notwithstanding, the Committee may select any eligible employee who the Committee determines is not a "covered employee" in a given Plan Year to receive an award under the PolyOne AIP without complying with the timing and other limitations set forth in Sections 3(b), 4(b), 5 and 8(a). The Committee may also make awards to newly hired or newly promoted executives without compliance with such timing and other limitations, which awards may be based on performance during less than the full Plan Year. For purposes of the PolyOne AIP, a "covered employee" means an officer who the Committee deems likely to have compensation for the Plan Year which would be non-deductible by the Company under Code
Section 162(m) if the Company did not comply with the provisions of Code Section 162(m) and the regulations thereunder with respect to such compensation.


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         4. PARTICIPANT CATEGORIES; TARGET AWARD LEVELS.

         (a) For each Plan Year, each participant will be assigned to an incentive category based on organizational level, business unit or function, and potential impact on Company results. Each incentive category will be assigned a corresponding target level of incentive opportunity ("Incentive Percentage") stated as a percentage of base salary (up to a maximum of 200%) that will be available to the participant upon achievement of the Performance Targets (as hereinafter defined) for the respective Performance Measures (as hereinafter defined) for the applicable Plan Year. In the case of a covered employee, unless the Committee specifies a separate maximum award amount that may be earned, the base salary upon which the Incentive Percentage is based will be that in effect at the time the Committee establishes the Incentive Percentage.

         (b) Category assignments for each Plan Year will be approved by the Compensation Committee within 90 days of the commencement of the applicable Plan Year. In determining category assignments other than that of Chief Executive Officer, the Committee will consider the recommendations of the Chief Executive Officer of the Company.

         5. PERFORMANCE MEASURES AND TARGETS

         (a) Within 90 days of the commencement of each applicable Plan Year, the Committee shall determine the performance goal targets ("Performance Targets") applicable to the measures of Company and/or business unit performance ("Performance Measures") which must be achieved in order for awards to be paid under the PolyOne AIP. If the Committee so determines, a Performance Target may include a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Performance Target. The Performance Measures will include one or more of the following, as determined by the Committee for each Plan Year: (i) total return to shareholders, (ii) cash flow, (iii) return on equity, (iv) Company created income (for example, income due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth, (vii) return on assets, (viii) share price, (ix) earnings per share, (x) market share, (xi) customer satisfaction, (xii) safety and/or environmental performance, (xiii) electronic commerce performance, and (xiv) specific measures related to other forms of marketing or sales. The foregoing terms shall have any reasonable definitions that the Committee may specify.

         (b) The Performance Measures selected by the Committee for each Plan Year will be weighted by the Committee to reflect their relative importance to the Company in the applicable Plan Year. The weightings of the Performance Measures shall also be determined by the Committee within 90 days of the commencement of each applicable Plan Year.

         6. CERTIFICATION OF ACHIEVEMENT. Promptly following the end of each Plan Year the Committee will meet to certify achievement by the Company of the Performance Targets for the applicable Plan Year and, if such goals have been achieved, to review management recommendations and approve actual awards under the PolyOne AIP. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to payout of each award granted to a covered employee, that the Performance Targets relating to the award and other material terms of the award upon which payout was conditioned have been satisfied.

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         7. DETERMINATION OF AWARDS. The amount of incentive awards available for payment to a participant under the PolyOne AIP will be the product of the participant's salary and the Incentive Percentage, adjusted to reflect the weightings assigned to the Performance Measures with respect to which the Performance Targets were met and further adjusted, in the case of any Performance Target for which the Committee determined more than one level or range of performance, to reflect the level or range of performance achieved; provided that the maximum annual dollar award (after giving effect to the 25% premium for restricted share deferrals provided for in Section 8) paid to any participant for any one Plan Year will be $2,000,000. No awards will be paid under the PolyOne AIP if none of the Performance Targets is achieved. Notwithstanding the amount of any available incentive award under PolyOne AIP, the Committee may, in its discretion, reduce or eliminate the amount of any incentive award actually paid to a participant based on individual performance or otherwise. In no event may the Committee increase the amount of any available incentive award to a covered employee provided for under the PolyOne AIP.

         8. PAYMENT OF AWARDS.

         (a) Awards will be paid as soon as practicable after approval by the Committee. The Committee may determine, within 90 days of the commencement of the applicable Plan Year, that a portion of the participant's award will be paid in the form of restricted shares or share equivalent units (the "Basic Deferral"). Participants will also have the opportunity to elect, within 120 days of the commencement of the applicable Plan Year, additional optional deferrals so that they may receive up to 100% of their award, if any, as restricted shares or share equivalent units.

         (b) Any award paid as restricted shares or share equivalent units will be enhanced with a 25% "premium", i.e. for every $100 deferred, the participant will receive $125 in restricted shares or share equivalent units. Restrictions on the restricted shares or share equivalent units will be determined by the Committee at the time awards are approved in accordance with the provisions of the stock option plan of the Company under which the shares are awarded. The number of restricted shares to be delivered or share equivalent units to be credited to a participant in respect of his or her incentive award under the PolyOne AIP shall be determined by dividing the dollar amount of the incentive award (after giving effect to the 25% premium for restricted share deferrals) under the PolyOne AIP by the fair market value of one common share of the Company on the first business day of the year immediately succeeding the Plan Year in respect of which the incentive award is made.

         (c) For purposes of the PolyOne AIP, fair market value of one share shall be the mean of the high and low prices of the Company's common shares on the relevant date (or, if no sale was made on such date, then on the next preceding date on which such a sale was made) on the composite tape reporting transactions in securities listed on The New York Stock Exchange. If the Company's common shares are not listed on The New York Stock Exchange, the fair market value of one share of stock shall be as determined by the Committee.

         (d) Any portion of a participant's award not paid as restricted shares or share equivalent units will be paid in cash. Other provisions of this Section 8 notwithstanding, the Committee may determine to pay out portions of the award that otherwise would be payable as restricted shares or share equivalent units in cash (without payment of any "premium") in any circumstance deemed appropriate by the Committee.


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         9. OTHER PROVISIONS.

         (a) No awards under the PolyOne AIP are to be considered earned until received.

         (b) Awards to participants who serve in incentive-eligible positions for less than a full year, or who within a year serve in two or more positions that are of significantly different size, may be adjusted on a pro rata basis.

         (c) Neither the adoption of the PolyOne AIP nor its submission to the shareholders for approval shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other incentive arrangements, apart from the PolyOne AIP, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

         10. PAYMENT UPON CHANGE IN CONTROL.

         (a) Anything to the contrary notwithstanding, within five days following the occurrence of a "Change in Control" (as defined in Attachment A hereto), the Company shall pay to each participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the PolyOne AIP. The amount of the Interim Payment shall equal the product of the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the calendar year in which the Change in Control occurs and one-twelfth of the greater of (i) the amount most recently paid to each participant for a full calendar year, or (ii) the level of incentive opportunity for each participant in effect prior to the Change in Control for the calendar year in which the Change in Control occurs assuming that all Performance Targets were achieved at the maximum performance level, in each case under the terms of the PolyOne AIP.

         (b) The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the PolyOne AIP, but any Interim Payment made shall be offset against any later payment required to be made under the terms of the PolyOne AIP for the Plan Year in which a Change in Control occurs. In no event shall any participant be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

         11.  AMENDMENT; TERM OF THE POLYONE AIP.

         (a) The PolyOne AIP may be amended by the Committee to the extent required in order to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder regarding "performance-based" compensation.

         (b) The PolyOne AIP will be effective on August 31, 2001, and will remain in effect thereafter until terminated by the Committee.

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                                  ATTACHMENT A

                 SENIOR EXECUTIVE POLYONE ANNUAL INCENTIVE PLAN

DEFINITION OF "CHANGE IN CONTROL"

For purposes of the Senior Executive PolyOne Annual Incentive Plan, "Change in Control" shall mean:

- The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of paragraph the following acquisitions shall not be deemed to result in a Change of
         Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A),
         (B) and (C) of the third paragraph below; provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

- individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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-        The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, in substantially the same proportions as their ownership , immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

- approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


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